SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	TIN# 38-0572515
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-103530 333-105949

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
6.25% Series C Convertible Senior Debentures Due 2033	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Information Required in Registration Statement

Item 1 and Item 2 are hereby amended and restated as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 6.25% Series C Convertible Senior Debentures Due 2033 to be registered hereby is contained in the “Description of Debt Securities” set forth in the Prospectus dated June 19, 2003 (filed as part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-105949) under the Securities Act of 1993, as amended) and the “Description of Series C Debentures” set forth in the Registrant’s Preliminary Prospectus Supplement filed on June 23, 2003, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Number	Description
1.	Restated Certificate of Incorporation of General Motors Corporation, as amended and supplemented to date. See Exhibit 3(a) to the most recent Form 10-K or Form 10-Q of the Registrant as appropriate.

2.	By-Laws of General Motors Corporation, as amended and supplemented to date. See Exhibit 3(b) to the most recent Form 10-K or Form 10-Q of the Registrant as appropriate.

3.	Senior Debt Indenture, dated as of December 7, 1995, by and between the Registrant and Citibank, N.A., as Trustee, incorporated herein by reference to Exhibit 4(a) of the Registration Statement on Form S-3 No. 33-64229 of the Registrant filed on November 14, 1995.

4.	First Supplemental Indenture dated as of March 4, 2002 by and between the Registrant and Citibank, N.A., as Trustee, incorporated herein by reference to Exhibit 2 to Form 8-K filed on March 6, 2002.

5.	Form of Series C Convertible Senior Debentures Due 2033.

Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: July 1, 2003	By:	/s/ SANJIV KHATTRI
	Its:	Assistant Treasurer